Exhibit 99.1

Colfax Announces Offering of Senior Notes and Preliminary Trends for the First Quarter of 2017

ANNAPOLIS JUNCTION, MD – April 7, 2017 – Colfax Corporation (NYSE: CFX) (“Colfax”), a leading global manufacturer of gas and fluid-handling and fabrication technology products and services, today announced the offering of €350 million aggregate principal amount of its senior notes (the “Notes”). The Notes will be guaranteed by certain of Colfax’s domestic subsidiaries (the “Guarantees”). Colfax intends to use the net proceeds from this offering to repay an aggregate of approximately $301.7 million of outstanding borrowings under its revolving credit facility and certain of its bilateral credit agreements, as well as for general corporate purposes. Settlement of the offering is expected to occur on April 19, 2017.

The Notes and the Guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. As a result, the Notes and the Guarantees may not be offered or sold within the United States to or for the account or benefit of any U.S. person unless the offer or sale would qualify for a registration exemption under the Securities Act and applicable state securities laws. Accordingly, the Notes and the Guarantees are being offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, the Notes or the Guarantees in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Based on current management estimates of preliminary results for the quarter ended March 31, 2017, Colfax expects another quarter of solid organic order growth in its Gas & Fluid Handling segment, which would be the third consecutive quarter of organic order growth. For its Fabrication Technology segment, Colfax expects a substantially more favorable organic revenue comparison to the prior year quarter than experienced in similar year-over-year comparisons for the third and fourth quarters of 2016.

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ABOUT COLFAX CORPORATION – Colfax Corporation is a diversified global manufacturing and engineering company that provides gas - and fluid-handling and fabrication technology products and services to customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. Organic revenue and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of these items.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release contains forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. In particular, this press release contains preliminary performance estimates based on information available as of the date of hereof. Colfax’s actual results may differ materially from these estimates due to developments that may arise between now and the time the financial results for our quarter ended March 31, 2017 are finalized and published. Accordingly, you should not place undue reliance should not be placed on this information.

These and other forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2016 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Investor Contact:

Terry Ross, Vice President of Investor Relations

Colfax Corporation

301-323-9054

terry.ross@colfaxcorp.com